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                     GLOBAL DATATEL, INC. AND SUBSIDIARIES

                                  EXHIBIT 11.2

                    COMPUTATION OF EARNINGS PER COMMON SHARE

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

                                                Six Months Ended                Three Months Ended
                                                     June 30,                        June 30,
                                              2 0 0 0         1 9 9 9         2 0 0 0         1 9 9 9
                                           ------------    ------------    ------------    ------------
Basic loss:

Net loss                                   $ (2,250,849)   $ (1,255,688)   $   (802,929)   $ (1,869,364)
                                           ------------    ------------    ------------    ------------

Shares:
    Weighted common shares outstanding       23,536,053      22,260,680      23,772,924      22,280,124
    Employees stock options                        --              --              --              --
                                           ------------    ------------    ------------    ------------

Total weighted shares outstanding            23,536,053      22,260,680      23,772,924      22,280,124
                                           ------------    ------------    ------------    ------------

Basic loss per common share                $       (.10)   $       (.06)   $       (.03)   $       (.08)
                                           ============    ============    ============    ============

Diluted loss:

Net loss                                   $  2,250,849    $ (1,255,688)   $   (802,929)   $ (1,869,364)
                                           ------------    ------------    ------------    ------------

Shares:
    Weighted common shares outstanding       23,536,053      22,260,680      23,772,924      22,280,124
    Employees stock options                        --              --              --              --
                                           ------------    ------------    ------------    ------------

Total weighted shares outstanding            23,536,053      22,260,680      23,772,924      22,280,124
                                           ------------    ------------    ------------    ------------

Diluted (loss) earnings per common share   $       (.10)   $       (.06)   $       (.03)   $       (.08)
                                           ============    ============    ============    ============

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